Exhibit 1.1

EXECUTION VERSION

WRKCo Inc.

$500,000,000 3.900% Senior Notes due 2028

$500,000,000 4.200% Senior Notes due 2032

UNDERWRITING AGREEMENT

May 16, 2019

BofA Securities, Inc.

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

UNDERWRITING AGREEMENT

May 16, 2019

BOFA SECURITIES, INC.

WELLS FARGO SECURITIES, LLC

J.P. MORGAN SECURITIES LLC

MIZUHO SECURITIES USA LLC

SCOTIA CAPITAL (USA) INC.

TD SECURITIES (USA) LLC

As Representatives of the Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

c/o Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

c/o TD Securities (USA) LLC

31 West 52nd Street

New York, NY 10019

Ladies and Gentlemen:

Introductory. WRKCo Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of its 3.900% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of its 4.200% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”). BofA Securities, Inc. (“BofA Securities”), Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to the indenture, dated as of December 3, 2018 (the “Base Indenture”), by and among the Issuer, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a second supplemental indenture, to be dated as of May 20, 2019, establishing certain specific terms of the Notes (the “Supplemental Indenture”; the Base Indenture as so supplemented is herein referred to as the “Indenture”).

The payment of principal of, premium and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on an unsubordinated unsecured basis, jointly and severally, by each of WestRock Company, a Delaware corporation (“Parent”), WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), and WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with WRK MWV and Parent, the “Guarantors”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities”.

The Issuer hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties. Each of the Issuer and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Underwriter that, as of the date hereof and as of the Closing Date that:

(a) Parent has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-231456), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act, is called the “Registration Statement”. The preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called the “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Issuer filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. Parent, the Issuer and the other Guarantors meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Issuer and the Guarantors, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. The Registration Statement, at the date hereof and at the Closing Date, and any post-effective amendment, when it became effective (and if it became effective prior to the Closing Date, at the Closing Date) complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to Parent in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 7(b) hereof.

(c) Well-Known Seasoned Issuer; Parent Not Ineligible Issuer. Parent is a “well-known seasoned issuer” and is not an “ineligible issuer” (each as defined in Rule 405 of the Securities Act), in each case at the times specified in the Securities Act in connection with the offering of the Securities under this Agreement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; Parent has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and Parent has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) The Pricing Disclosure Package. The term “Pricing Disclosure Package” shall mean (i) the Base Prospectus, including the Preliminary Prospectus (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 2:00 pm (Eastern time) on the date of this Agreement (the “Time of Sale”), the Pricing Disclosure Package did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished to Parent in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, when taken together with the Pricing Disclosure Package, conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer will promptly notify the Representatives and, if reasonably requested in writing by the Representatives, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The representation, warranty and agreement made in this Section 1(e) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to Parent in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package and the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Issuer and the Guarantors, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Issuer will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date in the respective forms contemplated by the Indenture and have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture; the Guarantees of the Notes, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the applicable Guarantor, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act. The Base Indenture has been duly authorized, executed and delivered by the Issuer and each Guarantor; the Supplemental Indenture has been duly authorized by the Issuer and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Issuer and each Guarantor; and, on the Closing Date, the Indenture will constitute a valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Prospectus.

(l) No Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of Parent and its subsidiaries, considered as one entity (any such change is herein referred to as a “Material Adverse Change”); (ii) Parent and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by Parent or, except for dividends paid to Parent, the Issuer or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by Parent or any of its subsidiaries of any class of capital stock.

(m) Independent Accountants. Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Parent and its subsidiaries incorporated by reference in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act, and any non-audit services provided by Ernst & Young LLP to Parent have been approved by the Audit Committee of the Board of Directors of Parent.

(n) Preparation of the Financial Statements. The financial statements together with the related schedules and notes thereto incorporated by reference in the Registration Statement, and included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Parent and its subsidiaries as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Pricing Disclosure Package and the Prospectus under the caption “Summary - Summary Consolidated Financial Data of WestRock Company” fairly presents in all material respects the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(o) Incorporation and Good Standing of Parent and its Subsidiaries. Each of Parent and its subsidiaries is validly existing as a corporation, limited partnership or limited liability company, as applicable, and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, limited partnership or limited liability company power, as applicable and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and, in the case of each of the Issuer and the Guarantors, to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. Each of Parent and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each of Parent’s subsidiaries has, to the extent relevant, been duly authorized and validly issued, is fully paid and nonassessable and is owned by Parent, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Pricing Disclosure Package and the Prospectus. Parent does not own or control, directly or indirectly, any corporation, association or other entity that would be considered a “significant subsidiary” as defined by Rule 1-02(w) of Regulation S-X, other than the subsidiaries listed in Schedule B hereto.

(p) Capitalization and Other Capital Stock Matters. As of March 31, 2019, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Parent would have an authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and the Prospectus in the “as adjusted” column of the table set forth under the caption “Capitalization” subject to the assumptions set forth in such table.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither Parent nor any of its subsidiaries is (i) in violation of its charter, bylaws, partnership agreement or limited liability company agreement, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Parent or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Parent or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any law, rule, regulation or any order of any court or any other governmental agency or instrumentality having jurisdiction over Parent or any of its subsidiaries or affiliates or any of its or their respective properties or assets except, in the case of clauses (ii) and (iii) above, for any such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Issuer’s and the Guarantors’ execution, delivery and performance of this Agreement, the Indenture and the issuance and delivery of the Securities and consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate or limited liability company action and will not result in any violation of the provisions of the charter, bylaws or limited liability company agreement, as applicable, of the Issuer or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Parent or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuer’s or the Guarantors’ execution, delivery and performance of this Agreement, the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Prospectus, except (A) such as have been obtained or made by the Issuer and are in full force and effect, (B) such as may be required by the securities laws of the several states of the United States, the provinces of Canada or any other non-U.S. jurisdiction and (C) such as may be required under the Securities Act and the Trust Indenture Act. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Parent or any of its subsidiaries.

(r) No Material Actions or Proceedings. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Parent’s knowledge, threatened (i) against or affecting Parent or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by Parent or any of its subsidiaries that in the case of clause (i) or (ii) could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(s) Intellectual Property Rights. Parent and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their respective businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither Parent nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(t) All Necessary Permits, etc. Parent and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not result in a Material Adverse Change, and neither Parent nor any of its subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(u) Tax Law Compliance. Parent and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them (including satisfying all withholding tax obligations) and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except such taxes that are being contested in good faith and as to which adequate reserves have been provided as set forth in the following sentence and except where the failure to file or the failure to pay would not, individually or in the aggregate, result in a Material Adverse Change. The Issuer has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of Parent or any of its subsidiaries has not been finally determined, except where the failure to make any such charge, accrual or reserve would not result in a Material Adverse Change.

(v) Issuer and Guarantors Not an “Investment Company”. Neither the Issuer nor any Guarantor is, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(w) Insurance. Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of Parent and its subsidiaries is insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by Parent and its subsidiaries against theft, damage, destruction, acts of vandalism, flood, and earthquakes. Parent has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(x) No Price Stabilization or Manipulation. None of the Issuer or any of the Guarantors has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(y) Compliance with Sarbanes-Oxley. Parent and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(z) Parent’s Accounting System. Parent and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act in all material respects and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) Disclosure Controls and Procedures. Parent has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent and its subsidiaries is made known to the chief executive officer and chief financial officer of Parent by others within Parent or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Parent’s auditors and the Audit Committee of the Board of Directors of Parent have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in Parent’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) Regulations T, U, X. Neither the Issuer nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(cc) Compliance with Environmental Laws. Except as disclosed in the Pricing Disclosure Package and the Prospectus and except such matters as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither Parent nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder relating to pollution or protection of human health or the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, drinking water, soil, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products or any other substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, subject to regulation or which can give rise to liability under any Environmental Law (as defined below) (collectively, “Materials of Environmental Concern”), or otherwise relating to the treatment, storage, disposal, or transport of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the ownership and operation of the business, properties and facilities of Parent or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has Parent or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Parent or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, and neither Parent nor any of its subsidiaries has received written notice by any person or entity, alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by Parent or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), that is pending or, to the best of the Parent’s knowledge, threatened against Parent or any of its subsidiaries; and (iii) to the best of the Parent’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(dd) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Parent conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Parent has concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ee) ERISA Compliance. Parent and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by Parent, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of Parent, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which Parent, its subsidiaries or an ERISA Affiliate contributes (each a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to Parent or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which Parent or such subsidiary is a member. Except as would not, individually or in the aggregate, result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by Parent, its subsidiaries or any of their ERISA Affiliates. Parent, its subsidiaries and their ERISA Affiliates have made all contributions required to be made by them to any “employee benefit plan” by applicable law or by any plan document, except as would not, individually or in the aggregate, result in a Material Adverse Change. Except as would not, individually or in the aggregate, result in a Material Adverse Change, neither Parent, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA. Each “employee benefit plan” established or maintained by Parent, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(ff) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Parent’s knowledge, threatened against Parent or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of Parent’s knowledge, threatened, against Parent or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Parent’s knowledge, threatened against Parent or any of its subsidiaries and (C) no union representation question existing with respect to the employees of Parent or any of its subsidiaries and, to the best of Parent’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(gg) No Unlawful Contributions or Other Payments. Neither Parent nor any of its subsidiaries nor, to the knowledge of Parent, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries is aware of, or has taken any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Bribery Act of 2010 of the United Kingdom (as amended, and the rules and regulations thereunder, the “UK Bribery Act”) or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law and Parent, its subsidiaries and, to the knowledge of Parent, its affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act, and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(hh) No Conflict with Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(ii) No Conflict with Sanctions Laws. None of Parent, any of its subsidiaries or, to the knowledge of Parent, any director, officer, agent, employee, affiliate or representative of Parent or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Parent or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Issuer will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by an officer of the Issuer or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuer or such Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Issuer agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Issuer (i) the aggregate principal amount of 2028 Notes set forth opposite its name on Schedule A under the column entitled “Aggregate Principal Amount of 2028 Notes to be Purchased”, at a purchase price of 99.326% of the principal amount thereof with respect to the 2028 Notes and (ii) the aggregate principal amount of 2032 Notes set forth opposite its name on Schedule A under the column entitled “Aggregate Principal Amount of 2032 Notes to be Purchased”, at a purchase price of 99.319% of the principal amount thereof with respect to the 2032 Notes, in each case, plus accrued interest from May 20, 2019, to the Closing Date, payable on the Closing Date, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (or such other place as may be agreed to by the Issuer and the Representatives), at 9:00 a.m., New York City time, on May 20, 2019, or such other time and date as the Representatives shall designate by notice to the Issuer (the time and date of such closing are called the “Closing Date”). The Issuer hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuer or the Underwriters to effect the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements as contemplated by the provisions of Section 15 hereof.

(c) Public Offering of the Notes. The Representatives hereby advise the Issuer that the Underwriters intend to offer for sale to the public, as described in the Pricing Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable. The Issuer shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(d) Delivery of Prospectus to the Underwriters. Prior to the close of business, New York City time, on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Issuer shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3. Additional Covenants. Each of the Issuer and the Guarantors further covenants and agrees with each Underwriter as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, Parent shall furnish to the Representatives a copy of such amendment or supplement for review and shall not file or use, authorize, approve or distribute any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, Parent shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Time of Sale, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus, or of any receipt by Parent of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). Parent shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, Parent will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice as soon as reasonably practicable, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, Parent agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by Parent under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, Parent will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. Parent will prepare a final term sheet in the form set forth on Annex I hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. Parent represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by Parent with the Commission or retained by Parent under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. Parent agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Parent consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with Parent not to take any action without Parent’s written consent that would result in Parent being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by Parent thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Pricing Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Pricing Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the written opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, Parent agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement be declared effective) and furnish at its own expense to the Underwriters, amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus, necessary in order to make the statements in the Pricing Disclosure Package or the Prospectus as so amended or supplemented not, in the light of the circumstances under which they were misleading or so that the Registration Statement, the Pricing Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

The Issuer and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 7 and 8 hereof are specifically applicable and relate to each registration statement, prospectus, amendment or supplement referred to in this Section 3.

(g) Copies of the Prospectus and Any Amendments and Supplements to the Prospectus. Parent agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Pricing Disclosure Package as the Representatives may request.

(h) Copies of the Registration Statement and the Prospectus. If unavailable on the Commission’s website, Parent will furnish to the Representatives and counsel for the Underwriters copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of the Preliminary Prospectus, the Prospectus and any supplement thereto and the Pricing Disclosure Package as the Representatives may reasonably request.

(i) Blue Sky Compliance. The Issuer and the Guarantors shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated in advance in writing by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Issuer or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or periodic reporting obligations. Parent will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, Parent shall use its commercially reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(j) Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus.

(k) The Depositary. Parent will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(l) Agreement Not To Offer or Sell Additional Securities. During the period from the date hereof to the Closing Date, the Issuer will not, without the prior written consent of the Representatives (which consent may be withheld at the discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer or securities exchangeable for or convertible into debt securities of the Issuer (other than as contemplated by this Agreement).

(m) Earnings Statement. As soon as practicable, Parent will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of Parent occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Filing Fees. Parent agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Issuer or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Issuer and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Issuer’s and the Guarantors’ counsel, independent registered public accounting firm and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto (except those documents which are incorporated by reference therein), and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture, and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuer, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably designated in advance in writing by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Prospectus), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, of the terms of the sale of the Securities and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuer and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4 and Sections 6, 7 and 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, and to the timely performance by the Issuer of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Ernst & Young LLP, in its capacity as independent registered public accounting firm for Parent, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, covering the financial information in, or incorporated by reference in, the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountant a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in, or incorporated by reference in, the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities: the Prospectus and each Issuer Free Writing Prospectus incorporated in the Pricing Disclosure Package at the Time of Sale shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act); no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and Parent shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Underwriters there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded Parent or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act.

(d) Opinion of Counsel for the Parent and Issuer. On the Closing Date, the Underwriters shall have received the favorable opinions of Robert B. McIntosh, general counsel for the Parent, and Cravath, Swaine & Moore LLP, counsel for the Issuer, each dated as of such Closing Date, the forms of which are attached as Exhibits A1 and A2, respectively.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(f) Officers’ Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of Parent and the Chief Financial Officer or Chief Accounting Officer of Parent, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of Parent set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time; and

(iii) Parent has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date, except for any condition previously waived in writing by the Underwriters.

(g) Base Indenture; Supplemental Indenture. The Issuer and the Guarantors shall have executed and delivered the Supplemental Indenture and the Underwriters shall have received executed copies thereof.

(h) DTC Eligibility. The Notes shall have been deemed eligible for deposit through the facilities of the Depositary.

(i) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 9(i) solely with respect to the trading of the Issuer’s securities, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuer and the Guarantors agree to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters. The Underwriters, each of the Issuer and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 7(d) of this Agreement, if applicable), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Parent by the Underwriters expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that Parent may otherwise have.

(b) Indemnification of the Issuer and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each Guarantor, each of their respective directors, officers and each person, if any, who controls the Issuer or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 7(d) of this Agreement, if applicable), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to Parent by the Underwriters expressly for use therein; and to reimburse the Issuer, any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuer, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

Each of the Issuer and the Guarantors hereby acknowledges that the only information that the Underwriters have furnished to the Issuer expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are (a) with respect to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, the statements set forth in the first and third sentences of the fourth paragraph, the third sentence of the sixth paragraph and the eighth and ninth paragraphs under the caption “Underwriting” and (b) with respect to the Prospectus, the statements set forth in the first and third sentences of the fourth paragraph, the third sentence of the sixth paragraph and the eighth and ninth paragraphs under the caption “Underwriting.” The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise other than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party (the Representatives in the case of Sections 7(b) and 8 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities. The relative fault of the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.

The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.

For purposes of this Section 8, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, officer and employee of the Issuer or any Guarantor, and each person, if any, who controls the Issuer or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantors.

SECTION 9. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to Parent if at any time: (i) trading or quotation in any of the Issuer’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of U.S. federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or the Prospectus to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 9 shall be without liability on the part of (i) the Issuer or any Guarantor to any Underwriter, except that the Issuer and the Guarantors shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof if and to the extent set forth therein, (ii) any Underwriter to the Issuer, or (iii) any party hereto to any other party except that the provisions of Sections 7 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantors, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Issuer, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and Sections 4, 6, 7, 8 and 14 shall survive any termination of this Agreement.

SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters (c/o the Representatives):

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

and

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Facsimile: (704) 410-0326 (fax to be confirmed by telephone to (704) 410-4792)

Attention: Transaction Management

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

Facsimile: (212) 205-7812

Attention: Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Facsimile: 212-225-6550

Attention: Debt Capital Markets / Chief Legal Officer, U.S.

TD Securities (USA) LLC

31 West 52nd Street

New York, NY 10019

Email: ustmg@tdsecurities.com

Attention: Transaction Management Group

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile: (212) 269-5420

Attention: Luis R. Penalver, Esq.

If to the Issuer or the Guarantors:

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

Facsimile: (770) 263-3582

Attention: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Andrew J. Pitts, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 15 hereof, and to the benefit of the indemnified parties referred to in Sections 7 and 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Governing Law Provisions and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 15. Default of One or More of the Several Underwriters. If any one or more of the several underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of such Securities set forth opposite their respective names on Schedule A under the column of such series bears to the aggregate number of Securities of such series set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 7 and 8 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Issuer shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 15. Any action taken under this Section 15 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 16. No Advisory or Fiduciary Responsibility. Each of the Issuer and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Issuer and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, Guarantors or their respective affiliates, stockholders, creditors or employees; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Guarantors on other matters) or any other obligation to the Issuer and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Issuer and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer and the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 18. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 19. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer and the Guarantors, which information may include the names and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

WRKCO INC.

By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary

WESTROCK MWV, LLC

By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary

WESTROCK RKT, LLC

By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BOFA SECURITIES, INC.

WELLS FARGO SECURITIES, LLC

J.P. MORGAN SECURITIES LLC

MIZUHO SECURITIES USA LLC

SCOTIA CAPITAL (USA) INC.

TD SECURITIES (USA) LLC

Acting on behalf of themselves

and as the Representatives of

the several Underwriters

By:	BofA Securities, Inc.

By:	/s/ Happy Hazelton
Name: Happy Hazelton
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

By:	J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

[Signature page to Underwriting Agreement]

By:	Mizuho Securities USA LLC

By:	/s/ Michael Saron
Name: Michael Saron
Title: Managing Director

By:	Scotia Capital (USA) Inc.

By:	/s/ Michael Ravanesi
Name: Michael Ravanesi
Title: Managing Director

By:	TD Securities (USA) LLC

By:	/s/ Elsa Wang
Name: Elsa Wang
Title: Director

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2028 Notes to be Purchased	Aggregate Principal Amount of 2032 Notes to be Purchased
BofA Securities, Inc.	$69,900,000	$69,900,000
Wells Fargo Securities, LLC	$54,500,000	$54,500,000
J.P. Morgan Securities LLC	$40,000,000	$40,000,000
Mizuho Securities USA LLC	$40,000,000	$40,000,000
Scotia Capital (USA) Inc.	$40,000,000	$40,000,000
TD Securities (USA) LLC	$40,000,000	$40,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$23,100,000	$23,100,000
MUFG Securities Americas Inc.	$23,100,000	$23,100,000
Citigroup Global Markets Inc.	$23,100,000	$23,100,000
HSBC Securities (USA) Inc.	$23,100,000	$23,100,000
Rabo Securities USA, Inc.	$23,100,000	$23,100,000
SMBC Nikko	$23,100,000	$23,100,000
SunTrust Robinson Humphrey, Inc.	$23,100,000	$23,100,000
BNY Mellon Capital Markets, LLC	$7,700,000	$7,700,000
Commerz Markets LLC	$7,700,000	$7,700,000
Fifth Third Securities, Inc.	$7,700,000	$7,700,000
Goldman Sachs & Co. LLC	$7,700,000	$7,700,000
ING Financial Markets LLC	$7,700,000	$7,700,000
PNC Capital Markets LLC	$7,700,000	$7,700,000
U.S. Bancorp Investments, Inc.	$7,700,000	$7,700,000

Total	$500,000,000	$500,000,000

Schedule A

SCHEDULE B

SIGNIFICANT SUBSIDIARIES OF PARENT

Entity	State or Country of Formation
KapStone Paper and Packaging Corporation	Delaware, USA
Multi Packaging Solutions Acquisitions 1 Limited	United Kingdom
Multi Packaging Solutions Acquisitions 2 Limited	United Kingdom
Multi Packaging Solutions Global Holdings Limited	United Kingdom
Multi Packaging Solutions Limited	United Kingdom
Stone Global Inc.	Delaware, USA
WestRock - Solvay, LLC	Delaware, USA
WestRock - Southern Container, LLC	Delaware, USA
WestRock California, Inc.	California, USA
WestRock Canada Holdings Inc	Georgia, USA
WestRock Coated Board, LLC	Delaware, USA
WestRock Company	Delaware, USA
WestRock Company of Canada Corp.	Canada
WestRock Converting, LLC	Georgia, USA
WestRock CP, LLC	Delaware, USA
WestRock MWV, LLC	Delaware, USA
WestRock RKT, LLC	Georgia, USA
WestRock Shared Services, LLC	Georgia, USA
WestRock Timber Note Holding Company III	Delaware, USA
WestRock Timber Note Holding IV, LLC	Delaware, USA
WRKCo Inc.	Delaware, USA
WRK International Holdings, Sarl	Luxembourg

Schedule B

SCHEDULE C

Issuer Free Writing Prospectuses

1.	Final Term Sheet

Schedule C

EXHIBIT A1

OPINION OF ROBERT B. MCINTOSH

[Attached.]

Exhibit A1-1

Robert B. McIntosh Executive Vice President, General Counsel and Secretary 1000 Abernathy Road NE Atlanta, GA 30328 Direct: 678-291-7456 bob.mcintosh@westrock.com

Robert B. McIntosh

Executive Vice President, General Counsel

and Secretary

May 20, 2019

BofA Securities, Inc.

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

As Representatives of the Underwriters listed on

Schedule A to the Underwriting Agreement (as defined below)

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

c/o Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

c/o TD Securities (USA) LLC

31 West 52nd Street

New York, NY 10019

1

Re: WRKCo Inc.’s $500,000,000 3.900% Senior Notes due 2028 and $500,000,000 4.200% Senior Notes due 2032

Ladies and Gentlemen:

I have acted as counsel for WestRock Company, a Delaware corporation (“Parent”), in connection with the issuance and sale by WRKCo Inc., a Delaware corporation (the “Issuer”), of $500,000,000 aggregate principal amount of the Issuer’s 3.900% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Issuer’s 4.200% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”) to the Underwriters pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated May 16, 2019, among you, the Issuer, WestRock Company, a Delaware corporation (“Parent”), WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), and WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with Parent and WRK MWV, the “Guarantors”). The Notes are to be issued pursuant to an indenture dated as of December 3, 2018 (the “Base Indenture”), by and among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the second supplemental indenture dated as of May 20, 2019 (the “Second Supplemental Indenture”), by and among the Issuer, the Guarantors and the Trustee (the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”). The Notes will be guaranteed (the “Guarantees”) by the Guarantors on the terms set forth in the Indenture. This opinion is being rendered at the Issuer’s request pursuant to Section 5(d) of the Underwriting Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement.

As used herein, the term (i) “Preliminary Prospectus” means the Preliminary Prospectus Supplement, dated May 16, 2019, together with the Basic Prospectus, dated May 14, 2019, including the documents incorporated by reference therein, (ii) “Final Term Sheet” means the Final Term Sheet dated May 16, 2019, (iii) “Pricing Disclosure Package” means the Preliminary Prospectus as supplemented by the Final Term Sheet and (iv) “Final Prospectus” means the Final Prospectus Supplement, dated May 16, 2019, together with the Basic Prospectus, including the documents incorporated by reference therein.

In my capacity as such counsel, I have reviewed the (a) Amended and Restated Certificate of Incorporation of the Issuer, the Amended and Restated Certificate of Incorporation of Parent, the Certificate of Formation of WRK RKT and the Certificate of Formation of WRK MWV; (b) the Third Amended and Restated Bylaws of the Issuer, the Amended and Restated Bylaws of Parent, the Limited Liability Company Agreement of WRK RKT and the Limited Liability Company Agreement of WRK MWV; (c) resolutions adopted by the board of directors of the Issuer on May 1, 2019, resolutions adopted by the board of directors of Parent on April 26, 2019, resolutions adopted by the pricing committee of the board of directors of Parent on May 16, 2019, resolutions adopted by the sole member of WRK RKT on May 1, 2019 and resolutions adopted by the sole member of WRK MWV on May 1, 2019; (d) the Underwriting Agreement; (e) the Pricing Disclosure Package; (f) the Registration Statement on Form S-3 (Registration No. 333-231456) filed with the Securities and Exchange Commission on May 14, 2019 (the “Registration Statement”) for registration under the Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate amount of securities to be issued from time to time by Parent, the Issuer, WRK MWV and WRK RKT; the Final Prospectus; and (g) the Indenture. I have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed.

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In such review I have assumed the genuineness of signatures on all documents submitted to me as originals and the conformity to original documents of all copies submitted to me as certified, conformed or photographic copies. I have relied, as to the matters set forth therein, on certificates of public officials.

I have also relied to the extent I deemed appropriate, as to various matters of fact material to this opinion, without independent verification, upon certificates of officers of the Issuer, Parent and its subsidiaries. Whenever my opinion with respect to any matter is stated to be based upon my knowledge or to be given “to my knowledge,” such qualification shall signify that no information has come to my attention that would give me actual current knowledge of the existence or absence of the matter in question.

With respect to (a) paragraph (1) below, the opinion therein that WRK RKT “is validly existing as a limited liability company in good standing under the laws of the State of Georgia” is based solely upon certificates of the Secretary of State of the State of Georgia certifying, as of the dates set forth in such certificates, such matters and (b) paragraph (3) below, the opinion that the Issuer, Parent and each significant subsidiary “is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation” is based solely upon certificates of the Secretary of State of such jurisdictions certifying, as of the dates set forth in such certificates, such matters.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

1. WRK RKT is validly existing as a limited liability company in good standing under the laws of the State of Georgia.

2. WRK RKT has limited liability company power and authority to enter into and perform its obligations under the Underwriting Agreement, the Indenture and its Guarantee of the Notes.

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3. Each significant subsidiary (as defined in Rule 405 under the Securities Act) is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Prospectus and, to the best of my knowledge, the Issuer, Parent and each significant subsidiary is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

4. Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by WRK RKT.

5. No authorization, approval or action by, and no notice to, consent of, or filing with, any governmental authority pursuant to the laws, rules and regulations of the State of Georgia which has not been obtained or received and is not in full force and effect, is required to authorize the execution or delivery of the Underwriting Agreement or the Indenture, or consummation of the transactions contemplated thereby by WRK RKT.

6. The execution and delivery of the Underwriting Agreement and the Indenture by WRK RKT and the performance by WRK RKT of its obligations thereunder: (i) will not contravene any law, rule or regulation of the State of Georgia of the type that in my experience typically would be applicable to transactions of the type contemplated by the Underwriting Agreement or the Indenture; and (ii) will not conflict with, result in a breach of or constitute a default under the Amended and Restated Certificate of Formation or Amended and Restated Operating Agreement of WRK RKT.

7. To my knowledge, except as disclosed in the Pricing Disclosure Package and the Final Prospectus, there are no actions, suits or proceedings at law or in equity by or before any governmental authority now pending or threatened against or affecting Parent or any business, property or rights of Parent (i) that involve the issuance of the Notes or the transactions contemplated by the Underwriting Agreement in connection therewith or (ii) that would, if adversely determined, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

This opinion is delivered in connection with the consummation of the transactions contemplated in the Underwriting Agreement, may be relied upon only by you in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without my prior written consent.

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This opinion is given as of the date hereof and I assume no obligation to update this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in any laws or regulations which may hereafter occur.

Very truly yours,

/s/ Robert B. McIntosh

5

EXHIBIT A2

OPINION AND 10B-5 STATEMENT OF CRAVATH, SWAINE & MOORE LLP

[Attached.]

Exhibit A2-1

May 20, 2019

WRKCo Inc.

$500,000,000 3.900% Senior Notes due 2028

$500,000,000 4.200% Senior Notes due 2032

Ladies and Gentlemen:

We have acted as counsel for WRKCo Inc., a Delaware corporation (the “Issuer”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule A to the Underwriting Agreement, dated May 16, 2019 (the “Underwriting Agreement”), among the Issuer, the Underwriters, WestRock Company, a Delaware corporation (“Parent”), WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), and WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with Parent and WRK MWV, the “Guarantors”), from the Issuer of $500,000,000 aggregate principal amount of the Issuer’s 3.900% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Issuer’s 4.200% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”). The Notes will be guaranteed (the “Guarantees”) by the Guarantors on the terms set forth in the Indenture (as defined below). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Issuer, the Amended and Restated Certificate of Incorporation of Parent and the Certificate of Formation of WRK MWV; (b) the Third Amended and Restated Bylaws of the Issuer, the Amended and Restated Bylaws of Parent and the Limited Liability Company Agreement of WRK MWV; (c) resolutions adopted by the Board of Directors of the Issuer on November 15, 2018, resolutions adopted by the Board of Directors of Parent on November 15, 2018 and a written consent of the Sole Member of WRK MWV dated November 15, 2018; (d) resolutions adopted by the board of directors of the Issuer on May 1, 2019, resolutions adopted by the board of directors of Parent on April 26, 2019, resolutions adopted by the pricing committee of the board of directors of Parent on May 16, 2019 and a written consent of the sole member of WRK MWV dated May 1, 2019; (e) the Registration Statement on Form S-3 (Registration No. 333-231456) filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2019 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate amount of securities to be issued from time to time by Parent, the Issuer, WRK MWV and WRK RKT; (f) the related Prospectus dated May 14, 2019 (together with the documents incorporated by reference therein, the “Basic Prospectus”); (g) the Prospectus Supplement dated May 16, 2019 filed with the Commission pursuant to Rule 424(b) and Rule 430B of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (h) the Underwriting Agreement; (i) the Indenture dated as of December 3, 2018, among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the second supplemental indenture dated as of May 20, 2019, among the Issuer, the Guarantors and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) relating to the Notes and the forms of Note included therein; (j) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”); and (k) the agreements specified on Annex B hereto (collectively, the “Specified Agreements”).

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Notes conform to the respective form of Note examined by us. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Issuer and the Guarantors and the representations and warranties of the Issuer, the Guarantors and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

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1. Based solely on certificates from the Secretary of State of the State of Delaware, each of the Issuer and Parent is a corporation, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus, and WRK MWV is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, with all necessary limited liability power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus.

2. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuer, Parent and WRK MWV.

3. The Indenture has been duly qualified under the Trust Indenture Act of 1939. The Indenture has been duly authorized, executed and delivered by each of the Issuer, Parent and WRK MWV and, assuming that the Indenture has been duly authorized, executed and delivered by WRK RKT, the Indenture constitutes a legal, valid and binding obligation of the Issuer and each Guarantor, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4. The Notes have been duly authorized by the Issuer, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

5. The Guarantee of Parent has been duly authorized by Parent, the Guarantee of WRK MWV has been duly authorized by WRK MWV and, assuming that the Guarantee of WRK RKT has been duly authorized by WRK RKT, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Guarantees will constitute legal, valid and binding obligations of the applicable Guarantor enforceable in accordance with the terms of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

6. The Notes conform in all material respects to the respective descriptions thereof contained in the Specified Disclosure Package and the Prospectus.

3

7. The statements in the Specified Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as they purport to describe the material U.S. Federal tax consequences of an investment in Notes, fairly summarize the matters therein described.

8. The Registration Statement initially became effective under the Securities Act on May 14, 2019, and thereupon, assuming prior payment by Parent of the pay-as-you-go registration fee for the offering of the Notes, upon filing the Prospectus with the Commission the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

9. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Issuer or the Guarantors for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture Act of 1939, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters.

10. The execution and delivery of the Underwriting Agreement, the Indenture and the Notes by the Issuer and the Guarantors and the performance of their obligations thereunder: (i) do not violate the Amended and Restated Certificate of Incorporation or the Third Amended and Restated Bylaws of the Issuer, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Parent or the Certificate of Formation or the Limited Liability Company Agreement of WRK MWV; (ii) do not result in a breach of or constitute a default under the express terms and conditions of any of the Specified Agreements; and (iii) will not violate any law, rule or regulation of the United States of America, the State of New York, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware of the type that in our experience typically would be applicable to transactions of the type contemplated by the Underwriting Agreement or the Indenture. Our opinion in clause (ii) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency.) We note that certain of the Specified Agreements are governed by laws other than New York law; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

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11. Based on the certificates dated the date hereof, from an officer of the Issuer, attached as Annex C hereto, and from an officer of Parent, attached as Annex D hereto, neither the Issuer nor Parent is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We express no opinion herein as to any provision of the Indenture, the Notes or the Guarantees that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture, the Notes or the Guarantees, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Indenture, the Notes or the Guarantees to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture, the Notes or the Guarantees.

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees, and we express no opinion thereon.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in the first sentence of paragraph (3) and paragraphs (8) and (11) above.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Georgia.

We are furnishing this opinion to you solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule A

to the Underwriting Agreement dated May 16, 2019,

among the several Underwriters,

WRKCo Inc. and the Guarantors.

5

In care of

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

TD Securities (USA) LLC

31 West 52nd Street

New York, NY 10019

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

6

ANNEX A

Specified Disclosure Package

1. Preliminary Prospectus Supplement, dated May 16, 2019, relating to the Notes (including the Basic Prospectus).

2. Pricing Term Sheet, dated as of May 16, 2019 relating to the Notes.

ANNEX B

Specified Agreements

1.	Indenture, dated as of July 15, 1982, between The Mead Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee

2.

First Supplemental Indenture, dated as of March 1, 1987, to the Indenture dated as of July 15, 1982, between The Mead Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee

3.

Second Supplemental Indenture, dated as of October 15, 1989, to the Indenture dated as of July 15, 1982, between The Mead Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee

4.

Third Supplemental Indenture, dated as of November 15, 1991, to the Indenture dated as of July 15, 1982, between The Mead Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee

5.

Fourth Supplemental Indenture, dated as of January 31, 2002, to the Indenture dated as of July 15, 1982, between The Mead Corporation, WestRock MWV, LLC (formerly MeadWestvaco Corporation), Westvaco Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee

6.	Fifth Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of July 15, 1982, between MW Custom Papers, Inc. and Deutsche Bank Trust Company Americas, as Trustee

7.

Sixth Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of July 15, 1982, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and Deutsche Bank Trust Company Americas, as Trustee

8.

Seventh Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of July 15, 1982, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and Deutsche Bank Trust Company Americas, as Trustee

9.

Eighth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of July 15, 1982, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and Deutsche Bank Trust Company Americas, as Trustee

10.	Indenture, dated as of March 1, 1983, between Westvaco Corporation and The Bank of New York (formerly Irving Trust Company), as Trustee

11.

First Supplemental Indenture, dated as of January 31, 2002, to the Indenture dated as of March 1, 1983, by and among Westvaco Corporation, WestRock MWV, LLC (formerly MeadWestvaco Corporation), The Mead Corporation and The Bank of New York, as Trustee

12.

Second Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of March 1, 1983, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York, as Trustee

13.

Third Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of March 1, 1983, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee

14.

Fourth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of March 1, 1983, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee

15.	Indenture, dated as of February 1, 1993, between The Mead Corporation and The First National Bank of Chicago, as Trustee

16.

First Supplemental Indenture, dated as of January 31, 2002, to the Indenture dated as of February 1, 1993, between The Mead Corporation, WestRock MWV, LLC (formerly MeadWestvaco Corporation), Westvaco Corporation and Bank One Trust Company, NA, as Trustee

17.	Second Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of February 1, 1993, between MW Custom Papers, Inc. and Bank One Trust Company, NA, as Trustee

18.

Third Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of February 1, 1993, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and Bank One Trust Company, NA, as Trustee

19.

Fourth Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of February 1, 1993, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee

20.

Fifth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of February 1, 1993, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee

21.	Indenture, dated as of April 2, 2002, by and among WestRock MWV, LLC (formerly MeadWestvaco Corporation), Westvaco Corporation, The Mead Corporation and The Bank of New York, as Trustee

22.

First Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of April 2, 2002, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee

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23.

Second Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of April 2, 2002, between WestRock MWV, LLC (formerly MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee

24.	Indenture, dated as of February 22, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and HSBC Bank USA, National Association, as Trustee

25.

First Supplemental Indenture, dated as of November 7, 2013, to the Indenture dated as of February 22, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and HSBC Bank USA, National Association, as Trustee

26.

Second Supplemental Indenture, dated as of February 21, 2014, to the Indenture dated as of February 22, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and HSBC Bank USA, National Association, as Trustee

27.

Third Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of February 22, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and HSBC Bank USA, National Association, as Trustee

28.

Fourth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of February 22, 2012, by and among WestRock RKT, LLC (formerly known as Rock-Tenn Company), the Guarantors (as defined therein) and HSBC Bank USA, National Association, as Trustee

29.	Indenture, dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee

30.

First Supplemental Indenture, dated as of November 7, 2013, to the Indenture dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee

31.

Second Supplemental Indenture, dated as of February 21, 2014, to the Indenture dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee

32.

Third Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee

33.

Fourth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of September 11, 2012, by and among WestRock RKT, LLC (formerly known as Rock-Tenn Company), the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee

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34.

Credit Agreement, dated as of July 1, 2015 (as amended and supplemented by Amendment No. 1, dated as of July 1, 2016, Amendment No. 2, dated as of June 30, 2017, Amendment No. 3, dated as of March 7, 2018, and the Joinder Agreement, dated as of November 2, 2018), among WRKCo Inc. (formerly known as WestRock Company), WestRock Company of Canada Holdings Corp./Compagnie de Holdings WestRock du Canada Corp., the other Credit Parties, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and Multicurrency Agent

35.

Credit Agreement, dated as of July 1, 2015 (as amended and supplemented by Amendment No. 1, dated as of July 1, 2016, Amendment No. 2, dated as of March 7, 2018, and the Joinder Agreement, dated as of November 2, 2018), among WRKCo Inc. (formerly known as WestRock Company), WestRock CP, LLC, WestRock Converting, LLC (formerly known as WestRock Converting Company), WestRock Virginia, LLC (formerly known as WestRock Virginia Corporation), the Guarantors party thereto, the Lenders party thereto and CoBank, ACB, as Administrative Agent

36.

Credit Agreement, dated October 31, 2017 (as amended by Amendment No. 1, dated as of March 7, 2018, Amendment No 2, dated as of October 29, 2018, and the Joinder Agreement, dated as of November 2, 2018), among WRKCo Inc. (formerly known as WestRock Company), the other Borrowers and Guarantors party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

37.

Credit Agreement, dated as of March 7, 2018 (as amended by Amendment No. 1, dated as of February 26, 2019), among WestRock Company (formerly known as Whiskey Holdco, Inc.), WRKCo Inc. (formerly known as WestRock Company) and its subsidiaries from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

38.

Credit Agreement, dated as of April 27, 2018 (as supplemented by the Joinder Agreement, dated as of November 2, 2018), among WRKCo Inc. (formerly known as WestRock Company), as parent, WRK Luxembourg S.à r.l., WRK International Holdings S.à r.l., Multi Packaging Solutions Limited and WestRock Packaging Systems Germany GmbH, as borrowers, the lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent

4

ANNEX C

OFFICERS’ CERTIFICATE

May 20, 2019

Each undersigned hereby certifies, with respect to WRKCo Inc., a Delaware corporation (the “Issuer”), as follows:

1. I am a duly elected officer, holding the office in the Issuer specified underneath my signature below, and am authorized to execute and deliver this Officers’ Certificate.

2. I am executing this Certificate knowing that it may be relied upon by Cravath, Swaine & Moore LLP in connection with its legal opinion to be delivered on the date hereof pursuant to the Underwriting Agreement, dated May 16, 2019 (the “Underwriting Agreement”), among the Issuer, the Underwriters and the Guarantors (the “Guarantors”) listed on the signature pages of the Underwriting Agreement.

3. (a) The Issuer:

(i) neither is nor holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in Securities (as such term is defined in clause (b) of this paragraph 3);

(ii) neither is nor proposes to engage in the business of issuing Face-Amount Certificates of the Installment Type (as such term is defined in clause (b) of this paragraph 3), or has been engaged in such business or has any such certificate outstanding; and

(iii) neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in Securities, and neither owns or proposes to acquire Investment Securities (as such term is defined in clause (b) of this paragraph 3) having a value exceeding 40% of the value of its total assets, exclusive of Government Securities (as such term is defined in clause (b) of this paragraph 3) and cash items, on an unconsolidated basis.

(b) For purposes of clause (a), the following terms have the following meanings:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract, or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

“Investment Securities” includes all Securities except (A) Government Securities, (B) Securities issued by employees’ securities companies, and (C) Securities issued by majority-owned subsidiaries of the Issuer which are not themselves investment companies. In considering whether a majority-owned subsidiary is not an investment company for this purpose, it is understood that (i) the exemption under Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “ICA”), may not be relied upon (such exemption could be available to a company whose outstanding securities (other than short-term paper) are beneficially owned by less than 100 persons and which is not making and does not presently propose to make a public offering of its securities) and (ii) the exemption under Section 3(c)(7) of the ICA may not be relied upon (such exemption could be available to a company (a) whose outstanding securities are owned exclusively by “qualified purchasers” (i.e., a natural person, trust or company that, in addition to other qualifications, owns at least $5 million in investments or, in certain other cases, owns and invests on a discretionary basis at least $25 million in investments) or, subject to certain conditions, whose outstanding securities are beneficially owned by both qualified purchasers and not more than 100 people who are not qualified purchasers and (b) which is not making and does not propose to make a public offering of its securities).

“Securities” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

[signature pages follow]

2

IN WITNESS WHEREOF, the undersigned has signed this Officers’ Certificate as of the date first above written.

WRKCo Inc.

By:
	Name:	Robert B. McIntosh
	Title:	Executive Vice President, General Counsel and Secretary

WRKCo Inc.

By:
Name: John Stakel
Title: Senior Vice President and Treasurer

[Signature page to Investment Company Act Certificate]

ANNEX D

OFFICERS’ CERTIFICATE

May 20, 2019

Each undersigned hereby certifies, with respect to WestRock Company, a Delaware corporation (“Parent”), as follows:

1. I am a duly elected officer, holding the office in Parent specified underneath my signature below, and am authorized to execute and deliver this Officers’ Certificate.

2. I am executing this Certificate knowing that it may be relied upon by Cravath, Swaine & Moore LLP in connection with its legal opinion to be delivered on the date hereof pursuant to the Underwriting Agreement, dated May 16, 2019 (the “Underwriting Agreement”), among WRKCo Inc., the Underwriters and the Guarantors (the “Guarantors”) listed on the signature pages of the Underwriting Agreement.

3. (a) Parent:

(i) neither is nor holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in Securities (as such term is defined in clause (b) of this paragraph 3);

(ii) neither is nor proposes to engage in the business of issuing Face-Amount Certificates of the Installment Type (as such term is defined in clause (b) of this paragraph 3), or has been engaged in such business or has any such certificate outstanding; and

(iii) neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in Securities, and neither owns or proposes to acquire Investment Securities (as such term is defined in clause (b) of this paragraph 3) having a value exceeding 40% of the value of its total assets, exclusive of Government Securities (as such term is defined in clause (b) of this paragraph 3) and cash items, on an unconsolidated basis.

(b) For purposes of clause (a), the following terms have the following meanings:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract, or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

“Investment Securities” includes all Securities except (A) Government Securities, (B) Securities issued by employees’ securities companies, and (C) Securities issued by majority-owned subsidiaries of Parent which are not themselves investment companies. In considering whether a majority-owned subsidiary is not an investment company for this purpose, it is understood that (i) the exemption under Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “ICA”), may not be relied upon (such exemption could be available to a company whose outstanding securities (other than short-term paper) are beneficially owned by less than 100 persons and which is not making and does not presently propose to make a public offering of its securities) and (ii) the exemption under Section 3(c)(7) of the ICA may not be relied upon (such exemption could be available to a company (a) whose outstanding securities are owned exclusively by “qualified purchasers” (i.e., a natural person, trust or company that, in addition to other qualifications, owns at least $5 million in investments or, in certain other cases, owns and invests on a discretionary basis at least $25 million in investments) or, subject to certain conditions, whose outstanding securities are beneficially owned by both qualified purchasers and not more than 100 people who are not qualified purchasers and (b) which is not making and does not propose to make a public offering of its securities).

“Securities” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

[signature pages follow]

2

IN WITNESS WHEREOF, the undersigned has signed this Officers’ Certificate as of the date first above written.

WestRock Company

By:
	Name:	Robert B. McIntosh
	Title:	Executive Vice President, General Counsel and Secretary

WestRock Company

By:
Name: John Stakel
Title: Senior Vice President and Treasurer

[Signature page to Investment Company Act Certificate]

May 20, 2019

WRKCo Inc.

$500,000,000 3.900% Senior Notes due 2028

$500,000,000 4.200% Senior Notes due 2032

Ladies and Gentlemen:

We have acted as counsel for WRKCo Inc., a Delaware corporation (the “Issuer”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule A to the Underwriting Agreement, dated May 16, 2019 (the “Underwriting Agreement”) among the Issuer, the Underwriters, WestRock Company, a Delaware corporation (“Parent”), WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), and WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with Parent and WRK MWV, the “Guarantors”), from the Issuer of $500,000,000 aggregate principal amount of the Issuer’s 3.900% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Issuer’s 4.200% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In that capacity, we participated in conferences with certain officers of, and with the accountants and counsel for, Parent concerning the preparation of the Prospectus Supplement dated May 16, 2019 (together with the documents incorporated by reference therein and the related Basic Prospectus (as defined herein), the “Prospectus”), relating to the Notes, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus was filed as part of the Registration Statement on Form S-3 (Registration No. 333-231456) filed with the Commission on May 14, 2019, for registration under the Securities Act of an indeterminate amount of securities to be issued from time to time by the Parent, the Issuer, WRK MWV and WRK RKT (the “Registration Statement”), which Registration Statement includes a prospectus dated May 14, 2019 (the “Basic Prospectus”), and we have assumed for purposes of this letter that the information in the Prospectus of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be part of and included in the Registration Statement pursuant thereto as of the Applicable Date (as defined below).

The documents incorporated by reference in the Registration Statement and the Prospectus were prepared and filed without our participation. For the purposes of this letter we have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”). Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investor or investors at any particular time or in any particular manner.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraphs (6) and (7) in our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein (including, without limitation, the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement).

Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), as of May 14, 2019 (the “Applicable Date”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of 2:00 p.m., New York City time, on May 16, 2019 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.

2

We are furnishing this letter to you solely for your benefit and the benefit of the several Underwriters, in order to assist you and the several Underwriters in establishing appropriate defenses under applicable securities laws. This letter may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule A

to the Underwriting Agreement dated May 16, 2019,

among the several Underwriters,

WRKCo Inc. and the Guarantors.

In care of

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

TD Securities (USA) LLC

31 West 52nd Street

New York, NY 10019

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

3

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

4

ANNEX A

Specified Disclosure Package

(Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached).

1.	Preliminary Prospectus Supplement, dated May 16, 2019, relating to the Notes (including the Basic Prospectus).

2.	Pricing Term Sheet, dated as of May 16, 2019, relating to the Notes.

ANNEX I

FINAL TERM SHEET

[Attached.]

Annex I-1

Filed Pursuant to Rule 433

Registration Statement No. 333- 231456

Final Term Sheet

WRKCo Inc.

Final Term Sheet

$500,000,000 3.900% Senior Notes due 2028

$500,000,000 4.200% Senior Notes due 2032

Fully and unconditionally guaranteed by

WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC

May 16, 2019

$500,000,000 3.900% Senior Notes due 2028

Issuer:	WRKCo Inc. (“WRKCo” or the “Issuer”)

Guarantors:	WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC

Security Type:	Senior Unsecured Notes

Format:	SEC Registered

Expected Ratings (Moody’s / S&P)*:	Baa2/BBB

Trade Date:	May 16, 2019

Settlement Date:	May 20, 2019 (T+2)

Principal Amount:	$500,000,000

Title of Securities:	3.900% Senior Notes due 2028

Final Maturity Date:	June 1, 2028

Issue Price:	99.976% of the principal amount, plus accrued interest, if any, from May 20, 2019

Coupon:	3.900%

Yield-to-Maturity:	3.903%

Spread to Benchmark Treasury:	150 bps

Benchmark U.S. Treasury:	UST 23/8% due May 15, 2029

Benchmark U.S. Treasury Price / Yield:	99-24 / 2.403%

Gross Proceeds to the Issuer:	$499,880,000

Interest Payment Dates:	June 1 and December 1 commencing December 1, 2019

Record Dates:	May 15 and November 15 prior to the respective interest payment date

Optional Redemption:	At any time before March 1, 2028 (the date that is 3 months prior to the maturity date of the 2028 Notes) (the “2028 Par Call Date”), the Issuer may redeem the 2028 Notes at a redemption price equal to the greater of:

• 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and

•   the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2028 Notes being redeemed that would be due if such 2028 Notes matured on the 2028 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2028 Par Call Date, the Issuer may redeem the 2028 Notes at a redemption price equal to 100% of the principal amount of the 2028 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Underwriters:	Joint Book-Running Managers:
BofA Securities, Inc.
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
MUFG Securities Americas Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Rabo Securities USA, Inc.
SunTrust Robinson Humphrey, Inc.
SMBC Nikko

Co-Managers:
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Fifth Third Securities, Inc.
Goldman Sachs & Co. LLC
ING Financial Markets LLC
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
CUSIPs and ISIN Numbers:	CUSIP: 92940P AE4
ISIN: US92940PAE43

$500,000,000 4.200% Senior Notes due 2032

Issuer:	WRKCo Inc. (“WRKCo” or the “Issuer”)

Guarantors:	WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC

Security Type:	Senior unsecured Notes

Format:	SEC Registered

Expected Ratings (Moody’s / S&P)*:	Baa2/BBB

Trade Date:	May 16, 2019

Settlement Date:	May 20, 2019 (T+2)

Principal Amount:	$500,000,000

Title of Securities:	4.200% Senior Notes due 2032

Final Maturity Date:	June 1, 2032

Issue Price:	99.969% of the principal amount, plus accrued interest, if any, from May 20, 2019

Coupon:	4.200%

Yield-to-Maturity:	4.203%

Spread to Benchmark Treasury:	180 bps

Benchmark U.S. Treasury:	UST 23/8% due May 15, 2029

Benchmark U.S. Treasury Price / Yield:	99-24 / 2.403%

Gross Proceeds to the Issuer:	$499,845,000

Interest Payment Dates:	June 1 and December 1 commencing December 1, 2019

Record Dates:	May 15 and November 15 prior to the respective interest payment date

Optional Redemption:	At any time before March 1, 2032 (the date that is 3 months prior to the maturity date of the 2032 Notes) (the “2032 Par Call Date”), the Issuer may redeem the 2032 Notes at a redemption price equal to the greater of:

• 100% of the principal amount of the 2032 Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and

•   the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2032 Notes being redeemed that would be due if such 2032 Notes matured on the 2032 Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

At any time on or after the 2032 Par Call Date, the Issuer may redeem the 2032 Notes at a redemption price equal to 100% of the principal amount of the 2032 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Underwriters:	Joint Book-Running Managers:
BofA Securities, Inc.
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
MUFG Securities Americas Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Rabo Securities USA, Inc.
SunTrust Robinson Humphrey, Inc.
SMBC Nikko

Co-Managers:
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Fifth Third Securities, Inc.
Goldman Sachs & Co. LLC
ING Financial Markets LLC
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
CUSIPs and ISIN Numbers:	CUSIP: 92940P AF1
ISIN: US92940PAF18

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. The ratings may be subject to revision or withdrawal at any time by Moody’s and S&P. Each of the security ratings above should be evaluated independently of any other security rating.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities Inc ..at 1-800-294-1322, Wells Fargo Securities, LLC toll-free at 1-800-645-3751, J.P. Morgan Securities LLC at 212-834-4533, Mizuho Securities USA LLC at 1-866-270-7403, Scotia Capital (USA) Inc. at 1-800-372-3930 and TD Securities (USA) LLC at 855-495-9846 .